Exhibit 99.1

300 River Place Suite 4950 Detroit, MI 48207 www.uahc.com
FOR IMMEDIATE RELEASE
United American Healthcare Corporation Announces Lawsuit
Against Strategic Turnaround Equity Partners and
Postponement of Annual Meeting of Shareholders
Company Announces Actions to Combat Misinformation by Dissident
Shareholder Group
DETROIT, June 25, 2010 — United American Healthcare Corporation (Nasdaq: UAHC) today announced it intends over the next several days to file a lawsuit for violations of federal securities laws against Strategic Turnaround Equity Partners, LP (Cayman), a Cayman Islands limited partnership and UAHC director Bruce Galloway, and their associates, and for violations of Michigan law against Mr. Galloway in the United States District Court for the Eastern District of Michigan.
“Our Company has determined that Strategic Equity Partners and the other participants in its proxy solicitation, in violation of law and Mr. Galloway’s fiduciary duties, have engaged in an outrageous campaign to disseminate false and misleading information about UAHC, the Board of Directors and management,” said William Brooks, CEO of United American Healthcare. “From the outset of this proxy contest, we have endeavored to take the high road, making our case to shareholders based on facts and reason, without resorting to the sort of mudslinging taken up by the dissidents. Unfortunately, our opponents have created an environment of misinformation designed to obscure and denigrate the highly competent work of our Board and management team and mislead investors as they vote on the future direction of our Company. These actions constitute a betrayal by Mr. Galloway and have caused investor confusion that has necessitated postponement of the annual meeting.”
Effective immediately, Galloway has been removed from the Finance and Audit Committee, and the Company has postponed its upcoming Annual Shareholders’ Meeting scheduled for Tuesday, June 29, 2010. The Company will reschedule the Annual Shareholders’ Meeting and set a revised meeting date and record date for shareholders eligible to vote at the meeting as soon as possible.
About United American Healthcare Corporation
United American Healthcare Corporation (UAHC) is a provider of contract manufacturing services to the medical device industry, following its June 2010 acquisition of Pulse Systems, LLC, a leading provider to the medical device industry since 1998. UAHC has been a healthcare management company since 1985. For more information, please visit the Company’s web site at www.uahc.com.
United American Healthcare Corporation Safe Harbor Statement
Forward-looking statements by United American Healthcare Corporation, including those in this announcement, involve known and unknown risks, which may cause actual results and corporate developments to differ materially from those expected. Factors that could cause results and developments to differ materially from expectations include, without limitation, the ongoing impact of the U.S. recession, the termination of the TennCare contract, the wind down of our CMS Medicare business, the integration of the recent acquisition of Pulse Systems, LLC, the ongoing impact of the global credit and financial crisis and other changes in general economic conditions, the effects of state and federal regulations, the effects of any future acquisitions, and other risks described from time to time in each of United American Healthcare’s SEC reports, including quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K.
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In connection with the UAHC’s Annual Meeting of Shareholders, UAHC has filed a definitive proxy statement with the Securities and Exchange Commission. UAHC will revise such definitive proxy statement in connection with the rescheduled Annual Meeting of Shareholders. SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND THE REVISED DEFINITIVE PROXY STATEMENT (WHEN AVAILABLE) BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the definitive proxy statement, revised definitive proxy statement (when available) and other documents filed by UAHC at the Securities and Exchange Commission’s website at http://www.sec.gov. The definitive proxy statement, revised definitive proxy statement (when available) and such other documents may also be obtained free of charge by directing a request to Investor Relations, United American Healthcare Corporation, 300 River Place Suite 4950, Detroit, Michigan, 48207, telephone: (313) 393-4571, or on UAHC’s website at www.uahc.com.
UAHC, its directors, executive officers and certain other members of its management and employees and other third parties, may be deemed to be participants in the solicitation of proxies from UAHC’s shareholders in connection with the Annual Meeting of Shareholders. Information concerning all of UAHC’s participants in the solicitation is included in the definitive proxy statement and revised definitive proxy statement (when available) relating to the Annual Meeting of Shareholders.
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Contacts:
Company	Investor Relations
Bill Dennis, CFO	Jeff Tryka, CFA
United American Healthcare Corporation	Lambert, Edwards & Associates
313-393-4571 / Investor_relations@uahc.com	616-233-0500 / jtryka@lambert-edwards.com